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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 23, 2002



                               ACTUANT CORPORATION
             (Exact name of Registrant as specified in its charter)


         Wisconsin                        1-11288               39-0168610
(State or other jurisdiction         (Commission File       (I.R.S. Employer
     of incorporation)                    Number)          Identification No.)




                              6100 North Baker Road
                               Milwaukee, WI 53209

           Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201
               (Address of principal executive offices) (Zip code)

       Registrant's telephone number, including area code: (414) 352-4160


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               Item 5. Other Events and Regulation FD Disclosure.

On July 23, 2002, Actuant Corporation announced that it has signed a definitive agreement to acquire Heinrich Kopp A.G. ("Kopp"). Approximately 80% of the outstanding equity will be purchased initially for $17 million (including the assumption of debt and acquired cash) and an option will be granted to acquire the remaining outstanding equity for $3 million commencing in October 2003. Kopp, based near Frankfurt, Germany, is a leading provider of electrical products to the German do-it-yourself retail market.

A copy of the news release announcing the acquisition is filed as Exhibit 1 to this Form 8-K current report.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                ACTUANT CORPORATION
                                    (Registrant)


  Date: July 23, 2002           By:  /s/ Andrew G. Lampereur
                                     ------------------------------------------
                                     Andrew G. Lampereur

                                     Vice President and Chief Financial Officer
                                     (Duly authorized to sign on behalf of the Registrant)




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